UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Siren ETF Trust

-------------

(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (IRS Employer Identification No.)

2600 Philmont Avenue, Suite 215 Huntingdon Valley, Pennsylvania --------------------------------------------- (Address of principal executive offices)	19006 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Siren DIVCON Leaders Dividend ETF	Cboe BZX Exchange, Inc.	61-6553447
Siren DIVCON Dividend Defender ETF	Cboe BZX Exchange, Inc.	37-6607102
Siren Nasdaq NexGen Economy ETF	The Nasdaq Stock Market LLC	61-6590876

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-235544

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-235544; 811-23502), which description is incorporated herein by reference, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on October 15, 2020. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust dated October 25, 2019, as filed with the State of Delaware, is incorporated herein by reference to Exhibit 28(a)(1) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0001398344-19-022594 on December 17, 2019 (the “Initial Registration Statement”).

B.	Registrant’s Agreement and Declaration of Trust dated December 16, 2019 is incorporated herein by reference to Exhibit 28(a)(2) to the Initial Registration Statement.

C.	Registrant’s By-Laws dated December 5, 2019 are incorporated herein by reference to Exhibit 28(b) to the Initial Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Siren ETF Trust

Date: October 16, 2020	By:	/s/ Scott Freeze
	Name:	Scott Freeze
	Title:	President